UNITED STATES

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WASHINGTON, D.C. 20549

SCHEDULE 14A

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Deckers Outdoor Corporation

(Name of Registrant as Specified In Its Charter)

MARCATO INTERNATIONAL MASTER FUND, LTD.

MARCATO CAPITAL MANAGEMENT LP

MCM ENCORE IM LLC

MARCATO ENCORE MASTER FUND, LTD.

RICHARD T. MCGUIRE III

DEBORAH M. DERBY

KIRSTEN J. FELDMAN

STEVE FULLER

MATTHEW P. HEPLER

ROBERT D. HUTH

JAN ROGERS KNIFFEN

MITCHELL A. KOSH

NATHANIEL J. LIPMAN

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ANNE WATERMAN

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On October 4, 2017, Marcato Capital Management LP and certain affiliates issued the following presentation at the Sohn San Francisco Investment Conference regarding Deckers Outdoor Corporation:

Sohn Conference October 2017

Disclaimer The views expressed in this presentation (the “Presentation”) represent the opinions of Marcato Capital Management LP and/or certain affiliates (“Marcato”) and the investment funds it manages that hold shares in Deckers Outdoor Corporation. (the “Company”). This Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation, and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Marcato, and are based on publicly available information and Marcato analyses. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) by the company or other companies that Marcato considers comparable. Marcato has not sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Information contained in the Presentation has not been independently verified by Marcato, and Marcato disclaims any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Marcato disclaims any obligation to correct, update or revise the Presentation or to otherwise provide any additional materials. Marcato recognizes that the Company may possess confidential information that could lead it to disagree with Marcato’s views and/or conclusions. Funds managed by Marcato currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading—buying and selling—securities. Marcato may buy or sell or otherwise change the form or substance of any of its investments in any manner permitted by law and expressly disclaims any obligation to notify any recipient of the Presentation of any such changes. There may be developments in the future that cause funds managed by Marcato to engage in transactions that change the beneficial ownership and/or economic interest in the Company. The Presentation may contain forward-looking statements which reflect Marcato’s views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved. The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that any specific portfolio securities identified and described in the Presentation were or will be profitable. Under no circumstances is the Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security, nor does the Presentation constitute either an offer to sell or a solicitation of an offer to buy any interest in funds managed by Marcato. Any such offer would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of such fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment. This document is the property of Marcato and may not be published or distributed without the express written consent of Marcato.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS Marcato International Master Fund Ltd. (“Marcato International”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2017 annual stockholders meeting of Deckers Outdoor Corporation, a Delaware corporation (“Deckers”). The participants in the proxy solicitation are Marcato Capital Management LP (“Marcato”), MCM Encore IM LLC (“Marcato Encore LLC”), Marcato International, Marcato Encore Master Fund, Ltd. (“Marcato Encore Fund”), Richard T. McGuire III, Deborah M. Derby, Kirsten J. Feldman, Steve Fuller, Matthew P. Hepler, Robert D. Huth, Jan Rogers Kniffen, Mitchell A. Kosh, Nathaniel J. Lipman, Michael W. Rayden, Anne Waterman (collectively, the “Participants”). MARCATO INTERNATIONAL STRONGLY ADVISES ALL STOCKHOLDERS OF DECKERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (CALL COLLECT: (212) 269-5550; CALL TOLL FREE: (800) 761-6521) OR EMAIL: DECKERS@DFKING.COM. As of the date hereof, Marcato International directly owns 1,806,294 shares of common stock, par value $0.01 per share, of Deckers (the “Common Stock”), representing approximately 5.6% of the outstanding shares of Common Stock and Marcato Encore Fund directly owns 146,237 shares of Common Stock, representing approximately 0.5% of the outstanding shares of Common Stock (such shares of Common Stock owned by Marcato International and Marcato Encore Fund, the “Marcato Shares”). In addition, Marcato, as the investment manager of Marcato International and the sole member of Marcato Encore LLC, which is the investment manager of Marcato Encore Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, Marcato may be deemed to be the beneficial owner of the Marcato Shares. Marcato Encore LLC, as the investment manager of Marcato Encore Fund, may be deemed to have the shared power to vote or direct the vote (and the shared power to dispose or direct the disposition) of the shares of Common Stock owned by Marcato Encore Fund and, therefore, Marcato Encore LLC may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire’s position as the managing partner of Marcato, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, Mr. McGuire may be deemed to be the beneficial owner of the Marcato Shares.

Overview: Deckers (“DECK”) Ticker: “DECK” Recent Stock Price: $66 Source: Company filings, CapitalIQ. Market data as of 9/26/17 Multi-branded footwear and apparel company: UGG Hoka One One Sanuk Teva Consensus Estimates (FYE 3/31/18E): 2018E EBITDA: $239 million 2018E EPS: $4.08 Valuation (FYE 3/31/18E): EV/EBITDA: 8x P/E: 16x Capitalization: Market Cap: $2.1 billion Enterprise Value: $1.9 billion Current Investment: 2nd largest position in fund Average Cost: $46 Beneficial Ownership: 6.1%

DECKERS BRAND OVERVIEW

	UGG australia	HOKA ONE ONE	Sanuk	Teva
				
Product Type	Comfort Shoes & Apparel	Running Shoes	Casual Shoes	Outdoor Shoes & Sandals
Revenue FYE 3/31/17	$1,451m	~$115m[1]	$92m	$118m
Growth Profile	Mature grower	Rapid growth	Low growth	Low growth

Source: Company filings, Marcato estimates
See appendix for footnotes

MARCATO

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Why we invested in deckers UGG is a substantial footwear brand that generates strong cash flows, returns and is underpenetrated internationally Hoka One One is a rapidly growing running shoe brand whose value is not recognized by the market Significant share price and operational underperformance due to failed brick & mortar expansion and unchecked expense growth Marcato sees opportunities to enhance shareholder value: Focus on core UGG brand, pursue sale or spin-off of non-core brands Hire strategy consultants to implement efficiency program targeting aggressive retail closures, corporate cost reduction and supply chain efficiencies Recapitalize balance sheet with initial target leverage ratio of 1x Net Debt/EBITDA Use proceeds of recapitalization and sale of brands to repurchase shares Align management compensation with margin, return and TSR improvement See appendix for footnotes ugg is a large & established brand in casual footwear UGG Brand Revenue ($M)(1) Note: 2005-2013 are 12/31 fiscal end. 2014-2017 are 3/31 fiscal end. Due to a change in reporting period, the company has no 2014 fiscal year. 2014 above is the LTM period through 3/31/14 Source: Company filings, Wall Street Research See appendix for footnotes Estimated sales of casual footwear brands ($M)(2) 19% CAGR

Retail expansion has damaged ROIC and EBIT margins Note: 2006-2013 are 12/31 fiscal end. 2014-2017 are 3/31 fiscal end. Due to a change in reporting period, the company has no 2014 fiscal year. 2014 above is the LTM period through 3/31/14 Source: Company filings See appendix for footnotes Company ROIC using gross debt+EQuity(1) (3)(4) Which ROIC definiton do we want to use? I switched this to net debt + equity (instead of gross debt + equity). Terex uses net debt. (1) (2) (2) (3) Significant retail expansion

SG&A and Unallocated Overhead have grown faster than revenue SG&A Unallocated Overhead % of Revenue Note: 2011-2013 are 12/31 fiscal end. 2014-2017 are 3/31 fiscal end. Due to a change in reporting period, the company has no 2014 fiscal year. 2014 above is the LTM period through 3/31/14 Source: Company filings See appendix for footnotes (1) Unallocated overhead

I. Focus on Core UGG Brand, Exit Non-Core Brands

Poor history of investing capital into non-ugg brands Last year Deckers wrote-down the asset value of its Sanuk brand by over 60% Sanuk writedown Other Brands Wholesale segment ($M) Note: 2011-2013 are 12/31 fiscal end. 2014-2017 are 3/31 fiscal end. Due to a change in reporting period, the company has no 2014 fiscal year. 2014 above is the LTM period through 3/31/14 Source: Company filings, CapIQ Target Type of Footwear Price Paid Hoka One One Running Shoe Unknown Sanuk Sandal $149.8 Ahnu Active footwear/hiking $10.5 TSUBO Casual, but Deckers exited in 2016 $5.9 Acquired brands

Opportunity to Unlock Value From Non-Core Brands Source: Marcato estimates

II. Rationalize Retail Footprint

Retail Expansion Continued Despite Declining Metrics Retail stores (Year end) Retail EBIT and Margins (2)(3) Note: 2011-2013 are 12/31 fiscal end. 2014-2017 are 3/31 fiscal end. Due to a change in reporting period, the company has no 2014 fiscal year. 2014 above is the LTM period through 3/31/14 Source: Company filings, Marcato estimates See appendix for footnotes Δ in Retail Same Store Sales (1) (1) 3.4% 2.8% NA (8.4%) 6.3% NA NA Without adj. for Restructuring & Impairment: ~$6m EBIT, 2% margin (3) (3) $3.2 $2.9 $2.9 $2.7 $4.2 Est. $2.5 Est. $2.3 Revenue per Store($m) (4) (5) (5)

ECOMMERCE AND RETAIL SEGMENTS WERE COMBINED TO HIDE RETAIL WEAKNESS

DIRECT TO CONSUMER EBIT BREAKDOWN


EBIT ($m)
$175
$150
$125
$100
$75
$50
$25
–
$106
$59
$47
$119
$63
$56
$133
$66
$67
$134
$63
$71
$150
$58
$92
Ex. Rest. & Impair.
$102 Reported
$122
$6
$95
Ex. Rest. & Impair.
$110 Reported
$123
$7
$103
FY2011
FY2012
FY2013
PF YE 3/31/14
FY2015
Est. FY2016(1)
Est. FY2017(5)
E-Commerce EBIT
Retail EBIT

In 2016, Deckers combined its E-Commerce and Retail segments into a single segment called Direct to Consumer (DTC). This combination in reporting makes it very difficult to isolate retail results. A modest decline in E-Commerce margins would imply a single digit margin for retail in FY2016 and FY2017

DIRECT TO CONSUMER EBIT % MARGIN


EBIT ($m)
50%
40%
30%
20%
10%
–
44%
36%
31%
43%
32%
26%
39%
27%
20%
39%
26%
18%
40%
24%
15%
36%
19%(3)
7%(3)
35%
(5)
18%
5%(5)(6)
FY2011(2)
FY2012(2)
FY2013
PF YE 3/31/14
FY2015
Est. FY2016(4)
Est. FY2017
E-Commerce EBIT % Margin
DTC EBIT % Margin
Retail EBIT % Margin

Note: 2011-2013 are 12/31 fiscal end. 2014-2017 are 3/31 fiscal end. Due to a change in reporting period, the company has no 2014 fiscal year. 2014 above is the LTM period through 3/31/14
Source: Company filings, Marcato estimates
See appendix for footnotes

MARCATO
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Retail profitability significantly lower after allocating overhead Retail EBIT % Margin Before and After Estimated Corporate Allocation Retail ROA Before and After estimated corporate allocation(4)(5) Note: 2011-2013 are 12/31 fiscal end. 2014-2017 are 3/31 fiscal end. Due to a change in reporting period, the company has no 2014 fiscal year. 2014 above is the LTM period through 3/31/14 Source: Company filings, Marcato estimates See appendix for footnotes (2)(3) (4) (2)(3) (4) (1) (1) (1) (1) (2)(3)

Retail Stores would benefit from Margin Improvement Or Closure After allocating corporate expenses, average profitability levels need to more than double to improve retail segment margins above Deckers’ cost of capital Source: Company filings, Marcato estimates See appendix for footnotes Est. DECK 2016 Above cost of capital

III. Optimize Profitability

“…we are pleased to share that $150 million announced cumulative savings will drive a $100 million improvement in operating profit for the fiscal year 2020 [relative to 2017]. With these savings, along with modest low single-digit revenue growth, we believe we can achieve an operating margin of 13% in fiscal year 2020.” – 5/25/17 FQ4 2017 earnings call Deckers Has Announced Profit Improvement Goals xx Source: Company filings, Marcato estimates Misleading statements $100m of “operating income improvement” is not equivalent to “net bottom line savings” This is because some of the $100m operating income will be generated by future revenue growth After accounting for incremental operating income generated by growth, we estimate that savings targets are only ~$50-60m Many analysts and investors have interpreted this operating income improvement as “net saving” $63m of EBIT would be generated alone from future revenue growth at a 30% incremental margin Using Deckers’ 2020 guidance of $2b in sales and a 13% EBIT margin, implied EBIT improvement is $94m -- slightly below Deckers’ target of $100m Deckers announcement of savings program This implies only ~$30m in EBIT improvement from cost savings

Efficiency Consultants Estimate Savings Opportunity of $150-$200M Best in class consultant that has worked with leading footwear and apparel companies including Nike, Adidas, Timberland and Wolverine Worldwide has identified $150-$200m of savings potential xx Source: External consulting firm estimates Item Description Opportunity Rationalize Retail Optimize network Improve store operations Revise trade terms and inventory $40-$50m Reduce SG&A Bring in-line with peer benchmarks Personnel reductions Selective outsourcing Optimize indirect costs $50-70m Reduce COGS Optimize assortment Supplier negotiations $50-70m Other Opportunities $10m Total $150-200m

IV. Wolverine Case Study

WOLVERINE WORLDWIDE PROVIDES A COMPARABLE CASE STUDY

WOLVERINE COST SAVINGS PROGRAM

- **Retail Footprint Rationalization**
  - In process of reducing total stores from 466 stores in 2013 to ~80 going forward
  - Exited all Stride Rite stores and converted wholesale business to a licensing model to improve ROIC
  - Post rationalization, Stride Rite generates similar EBIT at higher margins, requires less working capital, fewer resources, and reduces markdown risk
  - **2017 revenue expected to be reduced by $125m-$175m with operating profitability improving $20m**
- **Portfolio Rationalization**
  - Divested or discontinued smaller brands Robeez, Sebago, and Cushe
- **Streamlined global supply chain**
  - Consolidated factory base by nearly 1/3 by end of 2016
  - 130-200bps estimated benefit to margin
- **Disciplined capital structure and allocation**
  - Announced $300m share repurchase program
  - Refinanced debt to ~1.8x net debt to EBITDA(1)
- **Improved FCF and WC turns with asset light model**
  - Significant FCF improvement and working capital release with retail footprint rationalization

WWW ONE-YEAR SHARE PRICE PERFORMANCE


30%
25%
20%
15%
10%
5%
0%
-5%
-10%
-15%
23%
Sep-16
Nov-16
Jan-17
Mar-17
May-17
Jul-17
Sep-17

Source: Company Filings, Wall street research
See appendix for footnotes

MARCATO

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V. Valuation Impact

Before revenue growth, marcato’s optimization plan would drive earnings Non-UGG brands monetized Conservative revenue assumptions for remaining UGG based on public target EBIT increases over 75% Margins double Retail EBIT improves with rationalization Unallocated corporate declines with cost program EPS increases over 230% Over 50% of shares repurchased ROIC increases over 80% Note: Company’s fiscal year ends 3/31 Source: Company filings, Marcato estimates. Market data as of 9/26/17 (1)

Marcato proposal(1) Marcato Believes Deckers’ stock price Has over 2x opportunity over 3 year horizon Potential value creation for deckers| FY2017A – FY2020E Note: Company’s fiscal year ends 3/31 Source: Company filings, Marcato estimates. Market data as of 9/26/17 20% 26% 31% ROIC(1) EPS 7.0x 7.5x EV/EBITDA 24 17 15 Ending Shares Outstanding FY2018E FY2019E FY2020E Marcato Proposal (Margin improvement, divestitures and share repurchases) $158@ 8.0x EBITDA $146@ 7.5x EBITDA $135@ 7.0x EBITDA Recent Price: $66 11% 16% 19% EBIT % Margin $4.23 $7.29 $11.64 +82% (53%) +108% FY2017 17% 32 9% Δ 2017 – 2021E +232% 32% 15 FY2021E 19% $12.68 $3.82 Currently assuming an average share price of $70 for the initial levered recap, after that shares appreciate 15% a year. (2) (2) (3%) 2.6% 3.2% Core UGG Revenue Growth 2.0% 1.2% CAGR (3)

APPENDIX: FOOTNOTES

Page 4
(1) Marcato estimate
Page 6
(1) Includes UGG brand revenue from both the wholesale and direct to consumer channels
(2) Sourced from company filings and a Buckingham 3/3/2017 research report
Page 7
(1) ROIC Defined as (EBIT*(1-Tax Rate)/ (Average period net PPE + Working capital). Working capital defined as (Current assets – cash) – (Current liabilities – short term debt)
(2) 2016 based on adjusted EBIT (ex. restructuring) of$196m; 2017 based on adjusted EBIT (ex. restructuring) of $166m
(3) Assumes normalized tax rate of 27% (similar to 2018 guidance)
Page 8
(1) 2017 SG&A excludes $167.5m in restructuring and other charges
Page 13
(1) Retail EBIT reporting methodology was changed in 2013. The 2012 and 2011 EBIT numbers are pro forma for the reporting change
(2) Beginning in 2016 company combined its legacy retail segment with E-Commerce to form the Direct-to-Consumer (DTC) segment. Total 2016 DTC segment revenue was $644m and EBIT was $102m. Estimate that E-Commerce revenue was $265m with a ~36% EBIT margin (2015 E-Commerce margin was ~40% but believe margins came down somewhat due to promotional pricing), implying an E-Commerce EBIT estimate of ~$95m. The implied retail portion of the DTC segment is therefore ~$379m of revenue and $6m of EBIT, which would give an implied retail margin of ~2% (this is unadjusted for unusual items, see footnote 3)
(3) Adjusted for unusual items. Adjusted to exclude $11m of retail fleet restructuring expense and $10m of other retail related impairment charges (which would imply an adjusted retail EBIT margin of 7% vs the estimated 2% unadjusted retail EBIT margin)
(4) Estimate that the e-commerce business did $295m in revenue in FY2017 at a ~35%margin, which would imply $103m of e-commerce EBIT and $7m of retail EBIT (given that total DTC EBIT was $110m)
(5) Adjusted for unusual items. Adjusts for $12.9m in DTC restructuring costs (assume these are all retail related)
Page 14
(1) Adjusted to exclude $11m of retail fleet restructuring expense and $10m of other retail related impairment charges
(2) Retail EBIT reporting methodology was changed in 2013. The 2012 and 2011 EBIT numbers are pro forma for the reporting change
(3) Adjusted for unusual items. Margins adjusted for restructuring and impairment charges related to the retail segment. Reported DTC margin was 16%, but adjusted for $11m of restructuring and $10m of impairment would be 19%. Estimate retail without adjusting for unusual items was 2%, but after adjusting for restructuring and impairment was 7%. See footnote 4
(4) Total reported 2016 DTC segment revenue was $644m and EBIT was $102m. Estimate that E-Commerce revenue was $265m with a ~36% EBIT margin (2015 E-Commerce margin was ~40% but believe margins came down somewhat due to promotional pricing), implying an E-Commerce EBIT estimate of ~$95m. The implied retail portion of the DTC segment is therefore ~$379m of revenue and $6m of EBIT, giving an implied retail margin of ~2%. Further adjusting retail to exclude $11m of retail fleet restructuring expense and $10m of impairment charges would increase the retail EBIT margin to ~7% (and increase the combined DTC margin to ~19%)
(5) Adjusted for unusual items. Excludes $13m in restructuring charges (assume related to retail transformation)
(6) Assumes an E-Commerce margin of 35% and that all restructuring charges are retail related
Page 15
(1) Retail EBIT reporting methodology was changed in 2013. The 2012 and 2011 EBIT numbers are pro forma for the reporting change
(2) Adjusted to exclude restructuring expenses of $11m and impairment charges of $10m in 2016. Adjusted to exclude $13m of restructuring in 2017
(3) 2016 and 2017 are a best estimate because company stopped reporting the segment
(4) Allocates a portion of unallocated corporate overhead to the retail segment based on retail revenue as a percentage of total company revenue
(5) ROA defined as (Retail EBIT*(1-Tax Rate)/ (Average quarterly retail assets during the period)
Page 16
(1) FY2015 is the last year the company disclosed retail segment financials. In 2015 unallocated overhead was $221m and the retail segment made up 21% of revenue. If the corporate overhead is allocated to individual segments based on revenue, then the retail allocation of corporate overhead would have been $47m. The company had 142 stores at the time, which would imply that the corporate overhead per retail store was $0.33m (~$47m of corporate overhead allocated to retail, divided by 142 stores)
Page 21
(1) Net debt/LTM EBITDA as of Q4 2016 (period when the debt refinancing was finalized)
Page 23
(1) EPS ex. restructuring items
Page 24
(1) ROIC Defined as (EBIT*(1-Tax Rate)/ (Average period net PPE + Working capital)
(2) Based on adjusted EBIT (ex. restructuring) of $166m and an assumed normalized tax rate of 27%
(3) EPS ex. restructuring items

MARCATO
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